UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 13, 2025

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Southcenter Court, Suite 200, Morrisville, NC 27560

(Address of Principal Executive Offices)(Zip Code)

440-601-9677

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2025, 374Water Inc. (the “Company”) appointed Stephen Jones to the Company’s Board of Directors, effective April 14, 2025. Mr. Jones, age 63, is being appointed to the Board of Directors to fill the vacancy on the Board of Directors. From March 2015 through October 2020, Mr. Jones was President, Chief Executive Officer and a director of Covanta Holding Corporation (formerly NYSE: CVA, now owned by private equity) (“Covanta”), a leading global provider of sustainable waste and energy solutions. Prior to joining Covanta in January 2015, Mr. Jones was employed from 1992 through September 2014 by Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases and equipment. Mr. Jones held a variety of senior-level management positions at Air Products including in the company’s tonnage gases, equipment, energy and industrial chemicals businesses, culminating with his role as Air Products’ China president based at the company’s office in Shanghai. Mr. Jones is a director of Tronox Holdings plc, an industrial and chemical company (NYSE: TROX), and chairman of the board of directors of Badger Infrastructure Solutions Ltd., a Canadian infrastructure solutions company specializing in nondestructive excavation services (TSE: BDGI). Mr. Jones also serves as a special advisor to the supervisory board of Hitachi Zosen Inova AG, a global cleantech company. Prior to joining Air Products in 1992, Mr. Jones practiced corporate law at Dechert LLP in Philadelphia, PA, primarily in the area of mergers and acquisitions.

The Board of Directors anticipates naming Mr. Jones to serve on one or more committees of the Board of Directors, but at the time of this Form 8-K, the Board of Directors has not determined the committee(s) to which he will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

The Board has not yet determined the compensation (either form or amount) for non-employee directors for fiscal 2025. Mr. Jones will receive the same compensation that other Board members will receive for his service on the Board. He may receive additional fees for committee service or in the event he holds other roles on the Board. In accordance with the Company’s customary practice, the Company expects to enter into an indemnification agreement with Mr. Jones in substantially the same form provided to other similarly situated officers and directors of the Company.

There was no arrangement or understanding between Mr. Jones and any other person with respect to his appointment to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Jones, or any member of his immediate family, had, or will have, a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2025

/s/ Chris Gannon
Chris Gannon
President and Chief Executive Officer

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